UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021 (February 22, 2021)

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Broadway, 14th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01 Other Information

Emerald Holding, Inc. and its wholly-owned subsidiaries (collectively, the “Company”) maintain event cancellation insurance to protect against certain losses due to, among other things, the unavoidable cancellation, postponement, relocation or enforced reduced attendance at events due to certain covered causes. These covered causes include the outbreak of communicable disease, and the insurers under these policies have acknowledged that the COVID-19 pandemic is a covered outbreak of communicable disease under the applicable policies.

The aggregate limits under these event cancellation insurance policies are approximately $191.1 million for events scheduled to stage in 2020 and $191.4 million for events scheduled to stage in 2021. To date, Company has submitted insurance claims for each of its 2020 cancelled shows in an aggregate amount equal to approximately $162 million under the applicable policy. Insurance claim payments received to date by the Company for events cancelled in 2020 total approximately $107 million.

On February 22, 2021, the Company filed a complaint against its event cancellation insurers, who are Lloyd’s of London market companies, in Federal District Court in Orange County, California.  Under this complaint, the Company is seeking to enforce its rights under the policies to receive the maximum applicable coverage for the 2020 and 2021 event cancellations, postponements and reductions, and to receive court-ordered payment on all outstanding submissions for 2020 and 2021 events.

While there is no guarantee or assurance as to the outcome of this litigation or the amount or timing of future recoveries from the Company’s event cancellation insurance policies, the Company believes that all events that have been impacted, cancelled or postponed due to COVID-19 to date should qualify as covered losses under the event cancellation insurance policies and that, to date, the insurers have paid less than what is owed under the policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2021		EMERALD HOLDING, INC.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary